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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    --------
                                 AMENDMENT NO. 1

                                       TO

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                    --------

                              STAFF BUILDERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                     DELAWARE                               13-3139732
              (State of Incorporation                    (I.R.S. Employer
                 or Organization)                     Identification Number)

                1983 MARCUS AVENUE
              LAKE SUCCESS, NEW YORK                           11042
     (Address of principal executive offices)               (Zip code)

                                    --------

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box./ /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /

        Securities to be registered pursuant to Section 12(b) of the Act:

                                                       Name of Each Exchange
                Title of Each Class                     on Which Each Class
                to be so Registered                     is to be Registered

                       NONE                                    NONE

        Securities to be registered pursuant to Section 12(g) of the Act:


                      CLASS A COMMON STOCK, $0.01 PAR VALUE
                                (Title of class)

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     THE PURPOSE OF THIS AMENDMENT IS TO AMEND THE FORM OF SPECIMEN
CERTIFICATE FOR THE CLASS A COMMON STOCK AS SET FORTH IN EXHIBIT 1 HERETO.

Item 2.  Exhibits

         EXHIBITS

1.       Form of Specimen Certificate of the Class A Common Stock.



                        INDEX TO EXHIBITS

1.       Form of Specimen Certificate of the Class A Common Stock.



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                             SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     STAFF BUILDERS, INC.

Date: October 24, 1995

                                     By: /s/ Stephen Savitsky
                                        ----------------------------
                                        Stephen Savitsky
                                        Chief Executive Officer and President